UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1780 55th St., Suite C Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

(303) 993-5271
Registrant’s telephone number, including area code

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure under Item 3.02 is incorporated herein by reference to the extent required.

Item 3.02.	Unregistered Sales of Equity Securities.

Beginning on March 7, 2017 (the “Initial Investment Date”), Surna Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with certain accredited investors (the “Investors”). On the Initial Investment Date, the Company issued an aggregate of 13,906,250 investment units (the “Units”), for aggregate gross proceeds of $2,225,000. Each Unit consists of one share of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) and one warrant for the purchase of one share of Common Stock.

Pursuant to each of the warrants, the holder thereof may, subject to the terms of the warrant, at any time on or after six months after the date of the warrant and on or prior to the close of business on the date that is the third anniversary of the date of the warrant, purchase up to the number of shares of Company common stock as set forth in the respective warrant. The exercise price per share of the common stock under each warrant is $0.26, subject to adjustment as set forth in the warrants. Each warrant is callable at the Company’s option commencing six months from the date of the warrant, provided the Company’s common stock trades at a VWAP of $0.42 or greater (subject to adjustment) for five consecutive trading days (the “Call Condition”). Commencing at any time after the date on which the Call Condition is satisfied, the Company has the right, upon 30 days’ notice to the holder given not later than 30 trading days after the date on which the Call Condition is satisfied, to redeem the number of warrant shares specified in the applicable Call Condition at a price of $0.01 per warrant share, subject to the terms of the warrant.

The Company intends to conduct additional closings to accommodate investors with whom it has already been in discussions and who have executed paperwork. The Company is not seeking or accepting additional new investors for this offering.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the purchasers are accredited investors, the purchasers acquired the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

The foregoing summary of the Agreement and the units sold thereby are qualified in their entirety by reference to the full text of the agreements, copies of which will be filed as exhibits to the Company’s next periodic report.

Item 7.01 Regulation FD.

On March 8, 2017, the Company issued a press release regarding the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated March 8, 2017 (furnished herewith).

Forward Looking Statements

This Current Report includes “forward-looking statements.” Forward-looking statements discuss matters that are not historical facts. Examples of forward-looking statements include, but are not limited to: (a) projections of revenues, capital expenditures, growth, prospects, dividends, capital structure and other financial matters; (b) statements of plans and objectives of the Company or its management or the Company’s board of directors; (c) statements of future economic performance; (d) statements of assumptions underlying other statements and statements about the Company and its business relating to the future; and (e) any statements using such words as “anticipate”, “believe”, “estimate”, “could”, “should”, “would”, “seek”, “plan”, “expect”, “may”, “predict”, “project”, “intend”, “potential”, “continue”, or similar expressions. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: uncertainties as to the timing of the transactions; uncertainties as to how many holders will agree to the terms of a transaction; the possibility that various closing conditions for the transactions may not be satisfied or waived; and other risks and the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC and the Company’s other SEC filings. Except as otherwise required by law, the Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report. All forward-looking statements in this Current Report are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURNA INC.

Date: March 15, 2017	By:	/s/ Trent Doucet
Trent Doucet President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 8, 2017 (furnished herewith).